EX-33.4
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JPMCB-Non-prime


Management's Report on Assessment of Compliance with Applicable Servicing
Criteria


JPMorgan Chase Bank, National Association (the "Asserting Party") is responsible for assessing compliance as of December 31,2008 and for the period from January 1, 2008 through December 31, 2008 (the "Reporting Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the "Applicable Servicing Criteria"). This report covers the nonprime residential mortgages serviced on the Loan Servicing and Accounting Management System I from January 1, 2008 ("LSAMS I"), and serviced on the Mortgage Servicing Package from July 1, 2008 to December 31, 2008 ("MSP"), together with LSAMS I, (the "Platform"), not including the loans formerly serviced by Washington Mutual Bank ("WMB") or any of WMB's affiliates, during the Reporting Period.

The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform, taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2008 and for the Reporting Period as set forth in this report.


JPMorgan Chase Bank, National Association

Signed: /s/ David Lowman
Name:  David Lowman
Title: Executive Vice President
Date:  02/26/2009


Non Prime 1122 JPMC

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EXHIBIT A

JPMCB-Non-prime


                             SERVICING CRITERIA

                                                                   APPLICABLE       INAPPLICABLE
                                                                   SERVICING        SERVICING
                                                                   CRITERIA         CRITERIA
Reference                        Criteria

                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted              X^1
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities                X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing activities.


1122(d)(1)(iii)    Any requirements in the transaction                                  X
                   agreements to maintain a back-up servicer
                   for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                      X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.

                   Cash Collection and Administration

1122(d)(2)(i)      Payments on mortgage loans are deposited                             X
                   into the appropriate custodial bank accounts
                   and related bank clearing accounts no more
                   than two business days following receipt,
                   or such other number of days specified in
                   the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on                              X
                   behalf of an obligor or to an investor
                   are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees                                      X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                                         X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at                              X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1) of
                   the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as                                X
                   to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a                                    X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30 calendar
                   days after the bank statement cutoff date,
                   or such other number of days specified in
                   the transaction agreements; (C) reviewed
                   and approved by someone other than the
                   person who prepared the reconciliation;
                   and (D) contain explanations for reconciling
                   items. These reconciling items are
                   resolved within 90 calendar days of
                   their original identification, or such
                   other number of days specified in the
                   transaction agreements.


1 The Asserting Party monitors events of default as obligated pursuant to the transaction agreements.


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                             SERVICING CRITERIA

                                                                   APPLICABLE       INAPPLICABLE
                                                                   SERVICING        SERVICING
                                                                   CRITERIA         CRITERIA
Reference                        Criteria


                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those                                X
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in accordance
                   with timeframes and other terms set forth
                   in the transaction agreements; (B) provide
                   information calculated in accordance with
                   the terms specified in the transaction
                   agreements; (C) are filed with the
                   Commission as required by its rules and
                   regulations; and (D) agree with the
                   investors' or the trustee's records as to
                   the total unpaid principal balance and
                   number of mortgage loans serviced by the
                   Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated                               X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are                                X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the                                X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.


                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on mortgage loans            X
                   is maintained as required by the
                   transaction agreements or related mortgage
                   loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are             X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals, or                         X
                   substitutions to the asset pool are made,
                   reviewed, and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any                            X
                   payoffs, made in accordance with the
                   related mortgage loan documents are posted
                   to the Servicer's obligor records maintained
                   no more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest, or
                   other items (e.g., escrow) in accordance
                   with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the                                 X
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or                                 X
                   status of an obligor's mortgage loans (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions                                  X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts                               X
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters, and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).


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JPMCB-Non-prime


                             SERVICING CRITERIA

                                                                   APPLICABLE       INAPPLICABLE
                                                                   SERVICING        SERVICING
                                                                   CRITERIA         CRITERIA
Reference                        Criteria

1122(d)(4)(ix)     Adjustments to interest rates or rates                               X
                   of return for mortgage loans with variable
                   rates are computed based on the related
                   mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for                                X
                   an obligor (such as escrow accounts):
                   (A) such funds are analyzed, in
                   accordance with the obligor's mortgage loan
                   documents, on at least an annual basis,
                   or such other period specified in the
                   transaction agreements; (B) interest on such
                   funds is paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (C) such funds
                   are returned to the obligor within 30
                   calendar days of full repayment of the
                   related mortgage loans, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor                                X
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                                        X
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an                                   X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs, and                                      X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support,                           X
                   identified in Item 1114(a)(1) through (3)
                   or Item 1115 of Regulation AB, is maintained
                   as set forth in the transaction agreements.

